UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 12, 2004

DRUGSTORE.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26137	04-3416255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13920 SE Eastgate Way, Suite 300, Bellevue, Washington	98005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(425) 372-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 12, 2004, drugstore.com, inc. (the “Company”) entered into a settlement agreement and mutual release, dated as of October 7, 2004, with Arlington Contact Lens Service, Inc. (“AC Lens”), in connection with the settlement of a lawsuit relating to a commercial dispute filed in the Court of Common Pleas, Franklin County, Ohio.

The terms of the settlement agreement and mutual release with AC Lens require the Company to issue up to 125,330 shares of the Company’s common stock to AC Lens, with the total number of shares to be issued subject to adjustment in certain circumstances. Of these 125,330 shares, the Company has already issued 72,560 shares to AC Lens, which the Company is required to register as soon as reasonably practicable (the “Mandatory Shares”). The remaining shares required to be issued pursuant to the settlement agreement will be issued within a specified period after the date of effectiveness of the registration statement pursuant to which the Mandatory Shares are registered.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/s/ DAWN G. LEPORE
Dawn G. Lepore
Chief Executive Officer and Chairman of the Board

Date: October 13, 2004